UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2007

PROFESSIONALS DIRECT, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-49786 (Commission File Number)	38-3324634 (IRS Employer Identification no.)

5211 Cascade Road, S.E. Grand Rapids, Michigan (Address of principal executive offices)	49546 (Zip Code)

Registrant's telephone number, including area code:  (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events

The Board of Directors of the registrant has established a Special Committee of independent directors to explore strategic alternatives to enhance shareholder value. These alternatives could include, but are not limited to, a possible sale or merger, recapitalization, strategic alliance or joint venture. The Special Committee has retained Philo Smith Capital Corporation as its financial advisor.

There can be no assurance that the exploration of strategic alternatives will result in any transaction. The registrant does not anticipate any further public comment on this issue unless and until the Special Committee deems it necessary and appropriate.

In connection with the appointment of the Special Committee and the exploration of strategic alternatives, the registrant determined to delay its annual meeting of shareholders. Accordingly, the annual meeting will not be held in May as has been the registrant’s historical practice.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2007	PROFESSIONALS DIRECT, INC.

	By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk President and Chief Executive Officer